EXHIBIT 23.1

                        CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of W. R. Grace & Co. of our report dated November 3, 1997 relating to the Special-Purpose Combined Financial Statements of W. R. Grace & Co. and its packaging business, which appears in such Joint Proxy Statement/Prospectus. We also consent to the references to us under the headings "Experts" and "Grace Packaging Selected Special-Purpose Combined Financial Data" in such Joint Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Grace Packaging Selected Special-Purpose Combined Financial Data."


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
February 12, 1998




                        CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of W. R. Grace & Co. of our report dated February 3, 1997 appearing on page F-3 of W. R. Grace & Co.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
February 12, 1998